Exhibit 1

May 30, 2023
TO THE SHAREHOLDERS OF EUROSEAS LTD.
Enclosed is a Notice of the Annual Meeting of Shareholders of Euroseas Ltd. (the "Company") which will be held at the offices of Seward & Kissel LLP, One Battery Park Plaza, Ground Floor, New York, NY, 10004, on June 23, 2023 at 11:00 AM. The Company's Proxy Statement, annual report on Form 20-F, which contains the Company's audited financial statements for the fiscal year ended December 31, 2022 (the "Annual Report"), and certain other related materials may be found on the Company's website at http://euroseas.agmdocuments.com/agm2023.html. Any shareholder may receive a hard copy of the Company's proxy materials, including its Annual Report, free of charge upon written request to the Company at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece.
At this Annual Meeting of Shareholders (the "Meeting"), shareholders of the Company will consider and vote upon proposals:
1.
To elect three Class A Directors to serve until the Company's 2026 Annual Meeting of Shareholders and one Class B Director to serve until the Company's 2024 Annual Meeting of Shareholders ("Proposal One");

2.	To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2023 ("Proposal Two"); and
3.	To transact other such business as may properly come before the meeting or any adjournment thereof.
Adoption of Proposal One requires the affirmative vote of a plurality of the votes cast by shareholders entitled to vote and voting at the Meeting.  Adoption of Proposal Two requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote and voting at the Meeting.
You are cordially invited to attend the Meeting in person.  If you attend the Meeting, you may revoke your proxy and vote your shares in person.

IT IS IMPORTANT TO VOTE.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.  THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED.  ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.
Very truly yours,

Aristides J. Pittas Chief Executive Officer

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
4 Messogiou & Evropis Street, 151 24 Maroussi, Greece
Tel: +30-211-1804005, Fax: +30-211-1804097
e-mail:  aha@euroseas.gr
website:  http:///www.euroseas.gr

EUROSEAS LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2023
NOTICE IS HEREBY given that the Annual Meeting of Shareholders of Euroseas Ltd. (the "Company") will be held on June 23, 2023, at 11:00 AM, at the offices of Seward & Kissel LLP, One Battery Park Plaza, Ground Floor, New York, NY, 10004, for the following purposes, of which items 1 and 2 are more completely set forth in the Proxy Statement:
1.
To elect three Class A Directors to serve until the Company's 2026 Annual Meeting of Shareholders and one Class B Director to serve until the Company's 2024 Annual Meeting of Shareholders ("Proposal One");

2.	To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2023 ("Proposal Two"); and
3.	To transact other such business as may properly come before the meeting or any adjournment thereof.
The Company's Board of Directors has fixed the close of business on May 15, 2023 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Annual Meeting of Shareholders or any adjournment thereof.
IT IS IMPORTANT TO VOTE.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.  THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED.  ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.
The Notice of the Annual Meeting, the Proxy Statement and certain other related materials, such as the Company's annual report on Form 20-F that contains the Company's audited financial statements for the fiscal year ended December 31, 2022 (the "Annual Report"), may be found on the Company's website at http://euroseas.agmdocuments.com/agm2023.html. Any shareholder may receive a hard copy of the Company's proxy materials, including its Annual Report, free of charge upon written request to the Company at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece. If you attend the annual meeting, you may revoke your proxy and vote in person.
BY ORDER OF THE BOARD OF DIRECTORS

Stephania Karmiri Secretary

May 30, 2023
Maroussi, Greece

EUROSEAS LTD.
4 MESSOGIOU & EVROPIS STREET
151 24 MAROUSSI, GREECE
______________________
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2023
________________________
INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Euroseas Ltd., a Marshall Islands corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the offices of Seward & Kissel LLP, One Battery Park Plaza, Ground Floor, New York, NY, 10004, on June 23, 2023, at 11:00 AM, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Notice of the Annual Meeting and the form of proxy are expected to be mailed to shareholders of the Company entitled to vote at the Meeting on or about May 30, 2023. These materials, together with the Proxy Statement, the Company's annual report on Form 20-F, which contains the Company's audited financial statements for the fiscal year ended December 31, 2022 (the "Annual Report"), and certain other related materials may be found on the Company's website at http://euroseas.agmdocuments.com/agm2023.html. Any shareholder may receive a hard copy of the Company's proxy materials, including its Annual Report, free of charge upon written request to the Company at 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece.
VOTING RIGHTS AND OUTSTANDING SHARES
On May 15, 2023 (the "Record Date"), the Company had outstanding 7,006,122 shares of common stock, par value $0.03 per share (the "Common Shares").  Each holder of Common Shares of record at the close of business on the Record Date is entitled to one vote for each Common Share then held.  One or more shareholders representing at least a majority of the total votes eligible to be cast at the Meeting that are present in person or by proxy at the Meeting shall be a quorum for the purposes of the Meeting.  The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof.  Any proxies returned without instructions will be voted FOR the proposals set forth in the Notice of Annual Meeting of Shareholders.
The Common Shares are listed on the Nasdaq Capital Market under the symbol "ESEA."
REVOCABILITY OF PROXIES
A shareholder giving a proxy may revoke it at any time before it is exercised unless such proxy is irrevocable.  A proxy may be revoked by filing with the Secretary of the Company at the Company's executive office, Euroseas Ltd., 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece, a written notice of revocation by a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.
PROPOSAL ONE
ELECTION OF DIRECTORS
The Company currently has a total of seven directors divided into three classes. As provided in the Company's Bylaws, each director is elected to serve for a three-year term and until such director's successor is elected and has qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. The term of our four current Class A Directors expires in 2023, the term of our current Class B director expires in 2024 and the term of our two current Class C Directors expires in 2025.  The Board has nominated each of Mr. Aristides J. Pittas, Dr. Anastasios Aslidis and Mr. Aristides P. Pittas, each a Class A Director, for re-election as a Class A Director whose term would expire at the Company's 2026 Annual Meeting of Shareholders. The Board has also nominated Mr. Andreas Papathomas, a Class A Director, for election as a Class B Director whose term would expire at the Company's 2024 Annual Meeting of Shareholders.
Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the shares authorized thereby "FOR" the election of the following three nominees.  It is expected that each of these nominees will be able to serve, but if before the election it develops that any of the nominees is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee or nominees as the current Board may recommend.
Nominees for Election to the Company's Board of Directors
Information concerning the nominees for Director of the Company is set forth below:
Name	Age	Position
Aristides J. Pittas	63	Class A Director
Anastasios Aslidis	63	Class A Director
Aristides P. Pittas	71	Class A Director
Andreas Papathomas	71	Class B Director

Aristides J. Pittas has been a member of our Board of Directors and our Chairman and Chief Executive Officer since our inception on May 5, 2005. He is also member of the Board of Directors and Chairman and Chief Executive Officer of EuroDry Ltd. since January 2018 and a member of the Board of Directors and the Audit Committee of Pyxis Tankers Inc. Since 1997, Mr. Pittas has also been the President of Eurochart, our affiliate. Eurochart is a shipbroking company specializing in chartering and selling and purchasing ships. Since January 1995, Mr. Pittas has been the President and Managing Director of Eurobulk, our affiliated ship management company. He resigned as Managing Director of Eurobulk in June 2005. Eurobulk is a ship management company that provides ocean transportation services. From September 1991 to December 1994, Mr. Pittas was the Vice President of Oceanbulk Maritime SA, a ship management company. From March 1990 to August 1991, Mr. Pittas served both as the Assistant to the General Manager and the Head of the Planning Department of Varnima International

SA, a shipping company operating tanker vessels. From June 1987 until February 1990, Mr. Pittas was the head of the Central Planning department of Eleusis Shipyards S.A. From January 1987 to June 1987, Mr. Pittas served as Assistant to the General Manager of Chios Navigation Shipping Company in London, a company that provides ship management services. From December 1985 to January 1987, Mr. Pittas worked in the design department of Eleusis Shipyards S.A. where he focused on shipbuilding and ship repair. Mr. Pittas has a B.Sc. in Marine Engineering from University of Newcastle-Upon-Tyne and a MSc in both Ocean Systems Management and Naval Architecture and Marine Engineering from the Massachusetts Institute of Technology.
Dr. Anastasios Aslidis has been our Chief Financial Officer and Treasurer and member of our Board of Directors since September 2005. He is also member of the Board of Directors, Treasurer and Chief Financial Officer of EuroDry Ltd. since January 2018; a member of the Board of Directors and chairman of the Audit Committee of Cosmos Health Inc. and a member of the Board of Directors of Vianair Inc. Prior to joining Euroseas, Dr. Aslidis was a partner at Marsoft, an international consulting firm focusing on investment and risk management in the maritime industry. Dr. Aslidis has more than 25 years of experience in the maritime industry. He also served as consultant to the Boards of Directors of shipping companies (public and private) advising on strategy development, asset selection and investment timing. Dr. Aslidis holds a Ph.D. in Ocean Systems Management (1989) from the Massachusetts Institute of Technology, M.S. in Operations Research (1987) and M.S. in Ocean Systems Management (1984) also from the Massachusetts Institute of Technology, and a Diploma in Naval Architecture and Marine Engineering from the National Technical University of Athens (1983).
Aristides P. Pittas has been a member of our Board of Directors since our inception on May 5, 2005 and our Vice Chairman since September 1, 2005. He is also member of the Board of Directors and Vice Chairman of EuroDry Ltd. since January 2018. Mr. Pittas has been a shareholder in over 100 oceangoing vessels during the last 20 years. Since February 1989, Mr. Pittas has been the Vice President of Oceanbulk Maritime SA, a ship management company. From November 1987 to February 1989, Mr. Pittas was employed in the supply department of Drytank SA, a shipping company. From November 1981 to June 1985, Mr. Pittas was employed at Trust Marine Enterprises, a brokerage house as a sale and purchase broker. From September 1979 to November 1981, Mr. Pittas worked at Gourdomichalis Maritime SA in the operation and Freight Collection department. Mr. Pittas has a B.Sc in Economics from Athens School of Economics.
Andreas Papathomas has been a member of the Board of Directors since November 8, 2019. Mr. Papathomas' background is in international business and shipping. He read Economics at Gonville & Caius College, Cambridge and undertook post-graduate studies in international economics in Geneva, following which he joined his late father's shipping business, now called the Synergy Group, where he is currently Chairman. He has successfully run the Synergy Group since 1980 and, over the years, has been involved in all aspects of shipping, including chartering, international trade, sale & purchase, financing and operations.
Required Vote.  Approval of Proposal One will require the affirmative vote of the plurality of the votes cast by shareholders entitled to vote and voting at the Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTORS.  UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTORS UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL TWO
APPROVAL OF APPOINTMENT OF
INDEPENDENT AUDITORS
The Board is submitting for approval at the Meeting the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2023.
Deloitte Certified Public Accountants, S.A. has advised the Company that the firm does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past three fiscal years other than in its capacity as the Company's independent auditors.
All services rendered by the independent auditors are subject to review by the Audit Committee.
Required Vote.  Approval of Proposal Two will require the affirmative vote of the majority of the votes cast by shareholders entitled to vote and voting at the Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE CERTIFIED PUBLIC ACCOUNTANTS, S.A. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.  UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.
SOLICITATION
The cost of preparing and soliciting proxies will be borne by the Company.  Solicitation will be made primarily by mail, but shareholders may be solicited by telephone, e-mail, or personal contact.
EFFECT OF ABSTENTIONS
Abstentions will not be counted in determining whether Proposals One or Two have been approved.  They will, however, be counted in determining whether a quorum exists for the Meeting.
OTHER MATTERS
No other matters are expected to be presented for action at the Meeting.  Should any additional matter come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons named in the proxy.
By Order of the Directors

Stephania Karmiri Secretary

May 30, 2023
Maroussi, Greece